UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On January 28, 2008, Global Payments Inc. (the “Company”) sent a notice to participants in the Global Payments Inc. 401(k) Plan (the “Plan”) informing them that the Plan would be transitioning its recordkeeper from Fidelity Investments to MassMutual. This notice indicated that, as a result of the conversion, for a 10 day period beginning at 4 p.m. Eastern Standard time on February 26, 2008 (the “Blackout Period”), Plan participants will temporarily be unable to conduct transactions such as loans, withdrawals, investment election changes or enrollments.

A participant in the Plan, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period by contacting the Global Payments 401(k) Plan Administrator, at (770) 829-8000, Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia, 30328-3473.

In connection with the foregoing, on February 20, 2008, the Company sent a notice to its Section 16 officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation Blackout Trading Restriction. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Notice sent to Global Payments Inc. Section 16 Officers regarding a Blackout Period on February 20, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc.
(Registrant)

Date: February 20, 2008	By:	/s/ Joseph C. Hyde
Joseph C. Hyde
Chief Financial Officer